Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Cutera, Inc.

Ron Santilli

Chief Financial Officer

415-657-5500

Investor Relations

John Mills

Integrated	Corporate Relations, Inc.

310-395-2215

jmills@icrinc.com

CUTERA ACHIEVES RECORD REVENUE AND EARNINGS GROWTH IN FOURTH

QUARTER AND YEAR ENDED DECEMBER 31, 2005

Brisbane, California, February 13, 2006 – Cutera, Inc. (Nasdaq: CUTR), a leading provider of laser and other light-based aesthetic systems for practitioners worldwide, today reported financial results for the fourth quarter and year ended December 31, 2005. Key financial highlights are as follows:

Fourth quarter 2005, compared with the same quarter in 2004:

•	Revenue increased by 49% from $16.1 million to $24.0 million

•	Operating margins improved from 17% to 29%

•	Earnings per diluted share climbed from $0.16 to $0.41

•	Cash generated by operations improved from $3.9 million to $7.6 million

Full year 2005, compared with full year 2004:

•	Revenue increased by 44% from $52.6 million to $75.6 million

•	Operating margins improved from 10% to 22%

•	Earnings per diluted share climbed from $0.31 to $1.00

•	Cash generated by operations more than doubled, from $9.2 million to $20.4 million

•	Cash and marketable investments increased by $25.7 million from $66.3 to $92.0 million.

“These impressive results are attributable to the positive reception that our products have been receiving in the marketplace and to the expansion of our sales force,” said Kevin Connors, President and Chief Executive Officer. “In 2005, we experienced significant financial leverage in our business model. We increased gross margins and decreased each of our operating expenses, as a percent of revenue.

“We remain committed to aggressively investing in our business to exploit the growth opportunities in this robust market. Specifically, we are focused on the following key initiatives, which are yielding measurable returns as proven by our results in 2005: (i) worldwide sales force expansion- we ended 2005 with 47 direct sales territories in North America, up from 32 territories at the end of 2004; (ii) new aesthetic solutions and product introductions; and, (iii) marketing to the broad and expanding market of physicians outside of the traditional dermatology and plastic surgery physician specialties, including the emerging medi-spa market. That market is comprised of physicians who offer aesthetic treatments in a spa environment.”

Revenue highlights for the full year 2005, compared with the full year 2004, are as follows:

•	U.S. and international revenue increased by 57% and 19%, respectively.

•	Product revenue grew by 46%, primarily due to our premium multi-application Xeo product and the newly introduced Solera platform products.

•	Service revenue increased by 60%, primarily due to the sales of post-warranty service contracts to an increasing number of customers.

•	Revenue from Titan refills- an annuity business line introduced in late 2004 - contributed $1.8 million in 2005.

Mr. Connors concluded, “We are very pleased with the results of our key initiatives. Our strong financial position, together with the fast-paced growth of our company, strategically position Cutera as a leading global provider of light-based aesthetic systems.”

Guidance

The following is management’s guidance excluding and including the impact of adopting SFAS 123(R):

	Impact of Expensing Employee Stock Options-SFAS 123(R)
	Three months ended 3/31/2006		Year Ended 12/31/2006
	Including	Excluding	Including	Excluding
Revenue	$19,000	$19,000	$94,300	$94,300
Stock-based compensation	$1,000	$230	$4,500	$940
Net Income	$1,110	$1,580	$12,330	$14,490
Diluted EPS	$0.08	$0.11	$0.85	$1.00

Effective January 1, 2006, Cutera will be adopting Statement of Financial Accounting Standards (SFAS) No. 123(R), which requires the Company to begin recognizing compensation expense relating to share-based payment transactions in the Statement of Operations. In the above guidance, for the benefit of investors, management has provided summary non-GAAP information that is consistent and comparable with the company’s historical performance. A table reconciling the non-GAAP financial measure of excluding the impact of SFAS 123(R), to the appropriate GAAP measure, is included in the condensed consolidated financial statements attached to this release.

Conference Call

Cutera, Inc. will host a conference call on February 13, 2006, at 2:00 p.m. PST (5:00 p.m. EST) to discuss its fourth-quarter and year-ended 2005 results. The earnings call will be broadcast live over the internet hosted at the Investor Relations section of the company’s website at http://www.cutera.com and will be archived online within one hour of the completion of the conference call. In addition, you may dial 800-811-8824 to access that call. Participating in the call will be Kevin Connors, President and Chief Executive Officer, and Ron Santilli, Chief Financial Officer.

A telephonic playback of this call will be available from 5:00 p.m. PST on February 13, 2006, through 9:00 p.m. PST on February 27, 2006 by calling 888-203-1112. International callers may call 719-457-0820. To access this playback, please enter pass code 6044919.

About Cutera, Inc.

Brisbane, California-based Cutera is a leading provider of laser and other light-based aesthetic systems to the professional aesthetic market. Since 1998, Cutera has been developing innovative, easy-to-use products that enable dermatologists, plastic surgeons, gynecologists, primary care physicians and other qualified practitioners to offer safe, effective and non-invasive aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit www.cutera.com

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning Cutera’s ability to continue to rapidly grow its business, its ability to successfully carry out key initiatives for 2006, including sales force expansion, introduction of new aesthetic solutions and product introductions, and broadening of its customer base, as well as Cutera’s financial guidance for the first quarter and fiscal year 2006, are forward-looking statements within the meaning of the Safe Harbor. Forward-Looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera’s actual results to differ materially from the statements contained herein. Cutera’s fourth quarter and year ended December 31, 2005 financial performance, as discussed in this release, are preliminary and unaudited, and subject to adjustment. Estimates for the first quarter and fiscal year 2006 financial performance are subject to a number of assumptions regarding the future operation of our business. Further information on potential risk factors that could affect Cutera’s business and its financial results are detailed in its most recent 10-K and 10-Q as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward–looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

—Financial Tables Follow—

CUTERA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31,
	2005	2004
Assets
Current assets:
Cash and cash equivalents	$5,260	$7,070
Marketable investments	86,736	59,200
Accounts receivable, net	6,478	6,643
Inventory	5,245	3,004
Deferred tax asset	3,027	2,284
Other current assets	3,728	878

Total current assets	110,474	79,079

Property and equipment, net	1,015	1,071
Intangibles, net	469	399

Total assets	$111,958	$80,549

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable	$1,352	$1,195
Accrued liabilities	9,131	8,194
Deferred revenue	1,673	1,171

Total current liabilities	12,156	10,560

Deferred rent	1,096	648
Deferred revenue, net of current portion	1,469	833
Deferred tax liability	60	52

Total liabilities	14,781	12,093

Stockholders’ equity:
Common stock	12	11
Additional paid-in capital	77,705	62,738
Deferred stock-based compensation	(2,171)	(2,226)
Retained earnings	21,743	7,942
Other comprehensive loss	(112)	(9)

Total stockholders’ equity	97,177	68,456

Total liabilities and stockholders’ equity	$111,958	$80,549

CUTERA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
Net revenue	$23,953	$16,094	$75,620	$52,641
Cost of revenue(1)	6,149	4,235	19,792	14,689

Gross profit	17,804	11,859	55,828	37,952

Operating expenses:
Sales and marketing	7,106	5,473	24,801	19,052
Research and development	1,374	1,150	5,065	4,136
General and administrative	2,164	2,195	7,983	8,344
Amortization of stock-based compensation(2)	207	313	1,307	1,267

Total operating expenses	10,851	9,131	39,156	32,799

Income from operations	6,953	2,728	16,672	5,153
Interest and other income, net	683	378	2,034	632

Income before income taxes	7,636	3,106	18,706	5,785
Provision for income taxes	(1,825)	(1,034)	(4,905)	(2,025)

Net income	$5,811	$2,072	$13,801	$3,760

Net income per diluted share	$0.41	$0.16	$1.00	$0.31

Weighted-average number of shares used in diluted per share calculations	14,291	13,167	13,864	12,222

(1) Cost of revenue includes amortization of stock-based compensation of:	$33	$39	$135	$168

(2) Amortization of stock-based compensation is attributable to the following operating expense categories:
Sales and marketing	61	63	220	274
Research and development	47	104	288	413
General and administrative	99	146	799	580

	207	313	1,307	1,267

Total amortization of stock-based compensation	$240	$352	$1,442	$1,435

CUTERA, INC.

CONSOLIDATED REVENUE HIGHLIGHTS

(in thousands, except percentage data)

(unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2005	2004	Change	2005	2004	Change
	$	$	%	$	$	%
Revenue By Geography:
United States	$18,274	$10,894	+68%	$54,506	$34,824	+57%
International	5,679	5,200	+9%	21,114	17,817	+19%

	$23,953	$16,094	+49%	$75,620	$52,641	+44%

Revenue By Product Category:
Products	$19,939	$13,325	+50%	$63,349	$43,525	+46%
Product upgrades	2,060	2,038	+1%	6,630	6,615	0%
Service	1,222	659	+85%	3,881	2,429	+60%
Titan refills	732	72	+917%	1,760	72	+2344%

	$23,953	$16,094	+49%	$75,620	$52,641	+44%

CUTERA, INC.

Reconciliations of Non-GAAP guidance measures to the nearest comparable GAAP guidance measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended 3/31/2006				Year Ended 12/31/2006
	GAAP Guidance	Adjustment		Non-GAAP Guidance	GAAP Guidance	Adjustment		Non-GAAP Guidance
Revenue	$19,000			$19,000	$94,300			$94,300

		$770	(a)			$3,560	(a)
Net income	$1,110	$(300	)(b)	$1,580	$12,330	$(1,400	)(b)	$14,490

Net income per diluted share	$0.08	$0.03		$0.11	$0.85	$0.15		$1.00

(a)—	To eliminate incremental stock-based compensation charges resulting from adopting SFAS 123(R) with effect from January 1, 2006.
(b)—	To eliminate the tax benefit related to the incremental stock-based compensation charges resulting from adopting SFAS 123(R) with effect from January 1, 2006.

CUTERA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Year Ended December 31,
	2005	2004
Cash flows from operating activities:
Net income	$13,801	$3,760
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	689	524
Change in allowance for doubtful accounts	(311)	293
Change in excess and obsolete inventory	614	300
Change in deferred tax asset/liability	(735)	(476)
Stock-based compensation	1,442	1,435
Tax benefit related to employee stock options	7,437	674
Loss on disposal of assets	—	47
Changes in assets and liabilities:
Accounts receivable	476	661
Inventory	(2,855)	(1,065)
Other current assets	(2,850)	1
Accounts payable	157	(720)
Accrued liabilities	937	2,485
Deferred rent	448	648
Deferred revenue	1,138	677

Net cash provided by operating activities	20,388	9,244

Cash flows from investing activities:
Acquisition of property and equipment	(539)	(854)
Purchase of intangibles	(165)	—
Proceeds from sales of marketable investments	18,324	9,133
Proceeds from maturities of marketable investments	49,948	14,310
Purchase of marketable investments, net	(95,910)	(82,652)
Change in restricted cash	—	250

Net cash used in investing activities	(28,342)	(59,813)

Cash flows from financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	6,144	1,037
Proceeds from issuance of common stock, net	—	46,312

Net cash provided by financing activities	6,144	47,349

Net decrease in cash and cash equivalents	(1,810)	(3,220)
Cash and cash equivalents at beginning of year	7,070	10,290

Cash and cash equivalents at end of year	$5,260	$7,070

Supplemental and non-cash disclosure of cash flow information:
Conversion of preferred stock to common stock	$—	$7,372
Change in deferred stock-based compensation, net of terminations	$1,387	$(227)
Cash paid for income taxes	$1,837	$2,526